Exhibit 5.1

609 Main Street Houston, TX 77002 United States +1 713 836 3600 www.kirkland.com November 12, 2024	Facsimile: +1 713 836 3601

Eagle Materials Inc.

5960 Berkshire Lane, Suite 900

Dallas, Texas 75225

Ladies and Gentlemen:

We have acted as special counsel to Eagle Materials Inc., a Delaware corporation (the “Company”), in connection with the preparation of the Registration Statement on Form S-3 (the “Registration Statement”) to be filed with the Securities and Exchange Commission (the “Commission”) on or about the date hereof under the Securities Act of 1933, as amended (the “Securities Act”), by the Company. The Registration Statement relates to the offer and sale from time to time, pursuant to Rule 415 of the Securities Act, of an unspecified amount of the following securities (collectively referred to as the “Securities”): (i) common stock, par value $.01 per share, of the Company (the “Common Stock”), (ii) preferred stock, par value $.01 per share, of the Company (the “Preferred Stock”), (iii) debt securities, which may be either senior debt securities or subordinated debt securities and which may be issued in one or more series (the “Debt Securities”), (iv) warrants to purchase Common Stock, Preferred Stock or Debt Securities of the Company or securities of third parties or other rights (the “Warrants”), (v) units consisting of one or more Warrants, Debt Securities, shares of Preferred Stock, shares of Common Stock or any combination of such securities (the “Units”) and (vi) depositary shares representing shares of Preferred Stock (the “Depositary Shares”).

You have advised us that (i) unless otherwise specified in the applicable prospectus supplement, the Debt Securities will be issued under the indenture, dated as of May 8, 2009 (the “Base Indenture”), between the Company and The Bank of New York Mellon Trust Company, N.A., as trustee, (ii) the Warrants will be issued under one or more warrant agreements (the “Warrant Agreements”) to be entered into between the Company and a bank or trust company named therein as the warrant agent (each, a “Warrant Agent”) and (iii) the Depositary Shares will be issued under one or more deposit agreements (the “Deposit Agreements”) to be entered into between the Company and a bank or trust company named therein as the depositary (each, a “Depositary”). The Base Indenture or other indenture under which the Debt Securities will be issued (collectively, the “Indentures”) and each Warrant Agreement and Deposit Agreement are referred to herein as a “Governing Document,” and each trustee named in the Indentures (each, a “Trustee”), Warrant Agent and Depository are referred to herein as a “Governing Document Counterparty.”

In connection with this opinion, we have examined originals, or copies certified or otherwise identified to our satisfaction, of such documents, corporate records and other instruments as we have deemed necessary for the purposes of this opinion, including (i) the corporate and organizational documents of the Company, (ii) minutes and records of the corporate or similar proceedings of the Company with respect to the Registration Statement and (iii) the Registration Statement and the exhibits thereto.

For purposes of this opinion, we have assumed the authenticity of all documents submitted to us as originals, the conformity to the originals of all documents submitted to us as copies and the authenticity of the originals submitted to us as copies. We have also assumed the legal capacity of all natural persons, the genuineness of the signatures of persons signing all documents in connection with which this opinion is rendered, the authority of

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such persons signing on behalf of the parties thereto other than the Company and the due authorization, execution and delivery of all documents by the parties thereto other than the Company. We have not independently established or verified any facts relevant to the opinions expressed herein, but have relied upon statements and representations of the officers and other representatives of the Company.

We have also assumed that:

(i)

the Registration Statement and any amendment thereto (including post-effective amendments) will be effective and will comply with all applicable laws at the time the Securities are offered or issued as contemplated by the Registration Statement;

(ii)

a prospectus supplement (“Prospectus Supplement”) will have been prepared and filed with the Commission, along with any exhibits necessary under the rules and regulations of the Commission, describing the Securities offered thereby and will comply with all applicable laws;

(iii)

all Securities will be offered, issued and sold in compliance with applicable federal and state securities laws and in the manner and for the consideration stated in the Registration Statement and the appropriate Prospectus Supplement;

(iv)

the Securities will be issued and sold in the form and containing the terms set forth in the Registration Statement, the appropriate Prospectus Supplement and, if applicable, the relevant Governing Document;

(v)

to the extent that the obligations of the Company under the Governing Documents may be dependent on such matters, (a) the applicable Governing Document Counterparty is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization; (b) such Governing Document Counterparty is duly qualified to engage in the activities contemplated by the applicable Governing Document and has the requisite organizational and legal power and authority to perform its obligations under the applicable Governing Document; (c) each Governing Document has been duly authorized, executed and delivered by the applicable Governing Document Counterparty and constitutes the binding obligation of such Governing Document Counterparty, enforceable against such Governing Document Counterparty in accordance with its terms; and (d) the applicable Governing Document Counterparty is in compliance, generally and with respect to acting as an agent under the Governing Document, with all applicable laws and regulations.

(vi)

a definitive purchase, underwriting, distribution, sales agent or similar agreement (each, a “Purchase Agreement”) with respect to any Securities offered will have been duly authorized and validly executed and delivered by the Company and the other parties thereto;

(vii)

in the case of Common Stock, (a) the Board of Directors of the Company (or, to the extent permitted by applicable law and the governing documents of the Company, a duly constituted and acting committee thereof) (the “Board”) will have taken all necessary corporate action to authorize the offer, issuance and sale of the shares of Common Stock, the terms of the offering thereof and related matters, and (b) such shares of Common Stock will have been issued, sold and delivered against payment therefor (which shall be in an amount at least equal to the par value of the shares being issued and sold) in accordance with such authorization, the applicable Purchase Agreement and applicable law, or upon the conversion, exchange, redemption or exercise of another Security, in accordance with the terms of such Security or instrument governing such Security, that has been duly authorized, issued, paid for and delivered;

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(viii)

in the case of Preferred Stock, (a) the Board will have taken all necessary corporate action to authorize the offer, issuance and sale of the shares of Preferred Stock, the terms of the shares of the series of Preferred Stock, the terms of the offering thereof and related matters, including the adoption of a resolution establishing and designating the series of Preferred Stock and fixing and determining the preferences, limitations and relative rights thereof and the filing of a statement with respect to the series of Preferred Stock with the Secretary of State of Delaware, and (b) such shares of Preferred Stock will have been issued, sold and delivered against payment therefor (which shall be in an amount at least equal to the par value of the shares being issued and sold) in accordance with such authorization, the applicable Purchase Agreement and applicable law, or upon the conversion, exchange, redemption or exercise of another Security, in accordance with the terms of such Security or instrument governing such Security, that has been duly authorized, issued, paid for and delivered;

(ix)

in the case of Debt Securities, (a) the Board will have taken all necessary corporate action to authorize the offer, issuance and sale of such Debt Securities, the form and terms of such Debt Securities and the applicable Indenture, the terms of the offering of such Debt Securities and related matters and to designate and establish the terms of such Debt Securities in accordance with the terms of the applicable Indenture and applicable law, (b) the applicable Indenture, and any supplements, amendments or certificates required to issue such Debt Securities, will have been duly authorized, executed and delivered by the Company and the Trustee, (c) such Debt Securities will have been duly executed, issued and delivered against payment therefor in accordance with such authorization, the applicable Indenture, the applicable Purchase Agreement and applicable law and duly authenticated by the Trustee in accordance with the applicable Indenture, (d) such Debt Securities and the applicable Indenture will be governed by New York law, and (e) the applicable Indenture and Trustee will have become qualified under the Trust Indenture Act of 1939, as amended;

(x)

in the case of Warrants, (a) the Board will have taken all necessary corporate action to authorize the offer, issuance and sale of such Warrants, the terms of such Warrants and the Warrant Agreement relating thereto, the terms of the offering of such Warrants and related matters, (b) the Warrant Agreement relating thereto will have been duly executed and delivered by the Company and the Warrant Agent, (c) such Warrants or certificates representing such Warrants will have been duly executed, issued and delivered against payment therefor in accordance with such authorization, such Warrant Agreement, the applicable Purchase Agreement and applicable law, and (d) such Warrants and such Warrant Agreement will be governed by New York law;

(xi)

in the case of Warrants to purchase Debt Securities, the Board will have taken all necessary corporate action to authorize and establish the terms of such Debt Securities in accordance with the terms of the applicable Indenture and applicable law, and in the case of Warrants to purchase Common Stock or Preferred Stock, the exercise price of such Warrants will consist of legal consideration in excess of the par value of such Securities;

(xii)

in the case of Units, (a) the Board will have taken all necessary corporate action to authorize the offer, issuance and sale of such Units, the terms of such Units and the offering thereof and related matters and to establish the terms of such Units, (b) the Units (and the underlying Securities) or

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certificates representing the same will have been duly executed, issued and delivered against payment therefor in accordance with such authorization, the applicable Purchase Agreement and applicable law, and (c) such Units and any agreement or other instrument establishing such Units or defining the rights of holders of such Units will be governed by New York law;

(xiii)

in the case of Units consisting of Debt Securities, the Board will have taken all necessary corporate action to authorize and establish the terms of such Debt Securities in accordance with the terms of the applicable Indenture and applicable law, and in the case of Units consisting of one or more shares of Common Stock or Preferred Stock, the consideration payable in connection with the applicable Purchase Agreement will consist of legal consideration in excess of the par value of such Securities;

(xiv)

in the case of Depositary Shares, (a) the Board will have taken all necessary corporate action to authorize the offer, issuance and sale of such Depositary Shares, the terms of the Depositary Shares and the Deposit Agreement, the terms of the offering of such Depositary Shares and related matters, including adopting a certificate relating to the Preferred Stock underlying such Depositary Shares and filing the certificate with the Secretary of State of the State of Delaware; (b) the Deposit Agreement relating thereto will have been duly executed and delivered by the Company and the Depositary; (c) the shares of Preferred Stock represented by such Depositary Shares will have been duly authorized and established in accordance with the Company’s organizational documents and applicable law and issued and delivered to the Depositary under the applicable Deposit Agreement; and (d) the depositary receipts evidencing such Depositary Shares (“Depositary Receipts”) will have been duly executed, attested, issued and delivered against payment therefor in accordance with such authorization, the applicable Deposit Agreement, the applicable Purchase Agreement and applicable law;

(xv)

any Securities issuable upon conversion, exchange, redemption or exercise of any Securities being offered will be duly authorized, created and, if appropriate, reserved for issuance upon such conversion, exchange, redemption or exercise;

(xvi)

the Securities offered, as well as the terms of each applicable Governing Document, will not violate any law applicable to the Company or result in a default under or breach of any agreement or instrument binding upon the Company;

(xvii)

the Company will have obtained any legally required consents, approvals, authorizations and other orders of the Commission and any other regulatory authorities necessary to offer, issue and sell the Securities being offered and to execute and deliver each applicable Governing Document; and

(xviii)

the Securities offered, as well as the terms of each applicable Governing Document, will comply with all requirements and restrictions, if any, applicable to the Company, whether imposed by any court or governmental or regulatory body having jurisdiction over the Company.

Based upon and subject to the foregoing qualifications, assumptions and limitations and the further limitations set forth below, we are of the opinion that:

(1)	The shares of Common Stock and the shares of Preferred Stock included in the Securities will, when issued, be validly issued, fully paid and non-assessable;

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(2)	The Debt Securities, Warrants and Units will, when issued, be binding obligations of the Company, enforceable against the Company in accordance with their respective terms; and

(3)	The Depositary Shares will, when issued, be validly issued and entitle their holders to the rights specified in the applicable Deposit Agreement and the applicable Depositary Receipts.

Our advice on every legal issue addressed in this letter is based exclusively on the internal law of New York and the General Corporation Law of the State of Delaware (the “Applicable Laws”). None of the opinions or other advice contained in this letter considers or covers any foreign or state securities (or “blue sky”) laws or regulations.

Our opinions expressed above are subject to the qualifications that we express no opinion as to the applicability of, compliance with, or effect of (i) any bankruptcy, insolvency, reorganization, fraudulent transfer, fraudulent conveyance, moratorium or other similar law affecting the enforcement of creditors’ rights generally; (ii) general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law); (iii) public policy considerations that may limit the rights of parties to obtain certain remedies; and (iv) any laws except the Applicable Laws.

We also express no opinion with respect to the enforceability of (i) consents to, or restrictions upon, judicial relief or jurisdiction or venue; (ii) waivers of rights or defenses with respect to stay, extension or usury laws; (iii) advance waivers of claims, defenses, rights granted by law, or notice, opportunity for hearing, evidentiary requirements, statutes of limitation, trial by jury or at law, or other procedural rights; (iv) waivers of broadly or vaguely stated rights; (v) provisions for exclusivity, election or cumulation of rights or remedies; (vi) provisions authorizing or validating conclusive or discretionary determinations; (vii) grants of setoff rights; (viii) provisions for the payment of attorneys’ fees where such payment is contrary to law or public policy; (ix) proxies, powers and trusts; (x) restrictions upon non-written modifications and waivers; (xi) provisions prohibiting, restricting or requiring consent to assignment or transfer of any right or property; (xii) any provision to the extent it requires any party to indemnify any other person against loss in obtaining the currency due following a court judgment in another currency; and (xiii) provisions for liquidated damages, default interest, late charges, monetary penalties, make-whole premiums or other economic remedies to the extent such provisions are deemed to constitute a penalty.

This opinion is limited to the specific issues addressed herein, and no opinion may be inferred or implied beyond that expressly stated herein. This opinion speaks only as of the date hereof and we assume no obligation to revise or supplement this opinion should the Applicable Laws be changed by legislative action, judicial decision or otherwise after the date hereof.

This opinion is furnished to you in connection with the filing of the Registration Statement and is not to be used, circulated, quoted or otherwise relied upon for any other purpose.

We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement. We also consent to the reference to our firm under the heading “Legal Matters” in the prospectus contained in the Registration Statement. In giving this consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission.

Sincerely,

/s/ Kirkland & Ellis LLP